UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2026, Genelux Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), having an aggregate offering price of up to $100,000,000, through TD Cowen, acting as the Company’s sales agent and/or principal.

The Placement Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276847) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on February 2, 2024 and declared effective on February 13, 2024, the base prospectus contained within the Registration Statement, and a prospectus supplement to be filed with the SEC on March 19, 2026 in connection with the offer and sale of the Placement Shares pursuant to the Sales Agreement. The Placement Shares may only be offered and sold by means of a prospectus, including a prospectus supplement, forming part of the effective Registration Statement.

The Company is not obligated to make any sales under the Sales Agreement and may at any time suspend sale of the Placement Shares under the Sales Agreement. Any sales of Placement Shares may be made in sales deemed to be negotiated transactions, including block trades or block sales, or by any method permitted by law to be deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through The Nasdaq Capital Market or on any other trading market for the Company’s common stock, or by any other method permitted by law. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital.

TD Cowen will act as sales agent and/or principal and will use commercially reasonable efforts consistent with its normal trading and sales practices to place all of the Placement Shares requested to be sold by the Company, on mutually agreed terms between the Company and TD Cowen. The Company will pay TD Cowen compensation for sales of Placement Shares sold pursuant to the Sales Agreement in an amount equal to up to 3.0% of the gross proceeds of any Placement Shares sold thereunder. In addition, the Company has agreed to pay certain expenses incurred by TD Cowen in connection with the offering. The Company has also provided TD Cowen with customary representations, warranties, covenants, and indemnification rights. Both parties have the right to terminate the Sales Agreement upon written notice to the other party as specified in the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The legal opinion of Cooley LLP relating to the Placement Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell the Placement Shares or a solicitation of an offer to buy the Placement Shares, nor shall there be any sale of the Placement Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Sales Agreement, dated as of March 19, 2026, by and between Genelux Corporation and TD Securities (USA) LLC.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: March 19, 2026	By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D. President and Chief Executive Officer